Exhibit 99.906 CERT

Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Alger Global Focus Fund, do hereby certify, to such officer's knowledge, that:

(1)
The annual report on Form N-CSR of the Registrant for the year ended October 31, 2023 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and
(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Alger Global Focus Fund.

By:	/s/ Hal Liebes
Name:	Hal Liebes
Title:	Principal Executive Officer
Date:	December 20, 2023
Alger Global Focus Fund

By:	/s/ Michael D. Martins
Name:	Michael D. Martins
Title:	Principal Financial Officer
Date:	December 20, 2023
Alger Global Focus Fund

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.